Exhibit 99.1

For Immediate Release

Gevo Announces Successful Startup of World’s First Commercial Biobased Isobutanol Plant

Luverne Plant Starts Up on Schedule

ENGLEWOOD, Colo. – May 24, 2012 – Gevo, Inc. (NASDAQ: GEVO), a leading renewable chemicals and next-generation biofuels company, announced today it has begun startup of the world’s first commercial biobased isobutanol production plant located in Luverne, Minn.

“At 1 p.m. MDT yesterday we made history by initiating production of biobased isobutanol at commercial scale,” said Dr. Patrick Gruber, CEO of Gevo. “One year ago, we broke ground with a startup goal of less than 12 months and we’ve succeeded. It’s an extremely proud moment for Gevo and a tribute to the drive and ambition of our scientists, chemical engineers and production team.”

“The startup of our Luverne plant represents a major milestone for the industry and validation of our commitment to commercially produce biobased isobutanol in the first half of 2012,” said Gruber. “The next milestone will be to successfully ship product to our customers.”

Gevo retrofitted the Luverne plant to incorporate its proprietary yeast and Gevo Integrated Fermentation Technology® (GIFT®) system to produce biobased isobutanol. Through initial operation of the Luverne plant, Gevo expects to advance its learning of large-scale production of renewable isobutanol at the site maintaining a goal of producing isobutanol at a run rate of approximately 1 million gallons per month by yearend 2012. Per its previous guidance, Gevo expects to reach full-capacity run rates by yearend 2013. “This ramp up in production is actually fast for a new technology,” said Gruber. “It would be much longer and present more execution risk if this were a greenfield plant. I like this retrofit approach.”

“This is only the beginning for Gevo as we work toward our first shipment to Sasol and increasing production over the coming months,” added Gruber. “As with all plant startups we will face challenges. However, we have an outstanding team, many of whom have been through similar startups before, to address and meet these challenges. We look forward to growing into a very large business.”

About Gevo

Gevo is converting existing ethanol plants into biorefineries to make renewable building block products for the chemical and fuel industries. The Company plans to convert renewable raw materials into isobutanol and renewable hydrocarbons that can be directly integrated on a “drop in” basis into existing chemical and fuel products to deliver environmental and economic benefits. Gevo is committed to a sustainable biobased economy that meets society’s needs for plentiful food and clean air and water. For more information, visit www.gevo.com.

Forward-Looking Statements

Certain statements in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements that are not purely statements of historical fact, and can sometimes be identified by our use of terms such as “intend,” “expect,” “plan,” “estimate,” “future,” “strive” and similar words. These forward-looking statements are made on the basis of the current beliefs, expectations and assumptions of the management of Gevo and are subject to significant risks and uncertainty. Investors are cautioned not to place undue reliance on any such forward-looking statements. All such forward-looking statements speak only as of the date they are made, and the company undertakes no obligation to update or revise these statements, whether as a result of new information, future events or otherwise. Although the company believes that the expectations reflected in these forward-looking statements are reasonable, these statements involve many risks and uncertainties that may cause actual results to differ materially from what may be expressed or implied in these forward-looking statements. For a further discussion of risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of Gevo in general, see the risk disclosures in the Annual Report on Form 10-K of Gevo for the year ended December 31, 2011, as amended, and in subsequent reports on Forms 10-Q and 8-K and other filings made with the SEC by Gevo.

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Media Contact:	Investor Contact:

Beth E. Starkin	Sarah McCabe

Peppercom for Gevo	Stern IR for Gevo

T: (212) 931-6108	T: (267) 909-9237

bstarkin@peppercom.com	sarah@sternir.com